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                     [Coopers & Lybrand Letterhead]


                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 25, 1997, on our audits of the financial statements of United Auto Group Inc.



                                             /s/ Coopers & Lybrand L.L.P.


Princeton, New Jersey
April 30, 1997